HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                             (801) 532-2200
       Member of AICPA Division of Firms                Fax (801) 532-7944
                Member of SECPS                    345 East Broadway, Suite 200
Member of Summit International Associates, Inc.  Salt Lake City, Utah 84111-2693
                                                             www.hbmcpas.com







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Terra Systems, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated March 5, 2001 with respect to the consolidated financial statements of Terra Systems, Inc. included in this Registration Statement on Form SB-2, and consent to the use of our name in the "Experts" section of this Registration Statement.


                                                  /s/ HANSEN, BARNETT & MAXWELL

                                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 23, 2001